Exhibit 99.1

Noteholders Report Crusade Global Trust No. 2 of 2005 Coupon Period Ending 14 August 2006

	FV Outstanding	Bond Factor	Coupon Rate	Coupon Payments	Principal Payments	Charge Offs (USD)
Class A-1 Notes (USD)	867,975,475.04	86.797548%	5.23000%	12,042,109.57	42,906,260.68	0.00
Class A-2 Notes (AUD)	781,177,927.54	86.797548%	6.05670%	12,379,100.65	38,615,634.61	0.00

	FV Outstanding	Bond Factor	Coupon Rate	Coupon Payments (AUD)	Principal Payments (AUD)	Charge Offs (AUD)
Class B Notes (AUD)	29,100,000.00	100.000000%	Not Disclosed	Not Disclosed	0.00	0.00
Class B Notes (AUD )	11,200,000.00	100.000000%	Not Disclosed	Not Disclosed	0.00	0.00

Pool Summary	31-Jul-06 AUD

Outstanding Balance - Variable Rate Housing Loans	1,457,111,181
Outstanding Balance - Fixed Rate Loans	477,894,758
Total Outstanding Balance	1,935,005,938
Number of Loans	10,174
Weighted Average Current LVR	63.01%
Average Loan Size	190,191
Weighted Average Seasoning	29 mths
Weighted Average Term to Maturity	303 mths

Principal Collections	AUD

Scheduled Principal Payments	9,811,395.64
Unscheduled Principal Payments	90,014,321.65
Redraws	8,320,801.52

Principal Collections	91,504,915.77

Total Available Principal	AUD

Principal Collections	91,504,915.77
Principal Charge Offs	0.00
Principal Draws	0.00
Payback of Principal Draws	2,956,431.03
Total Available Principal	94,461,346.80

Outstanding Principal Draws from Previous Period	0.00

Principal Distributed	94,461,346.80
Principal Retained	0.00

Total Available Funds	AUD

Available Income	36,949,680.13
Principal Draw	0.00
Liquidity Draw	0.00

Total Available Funds	36,949,680.13

Redraw & Liquidity Facilities	AUD

Redraw Shortfall	0.00
Redraw Carryover Charge Offs	0.00

CPR

	May-06	Jun-06	Jul-06
1 mth CPR	15.96%	15.55%	14.24%

Arrears

% of pool (by balance)
31 - 59 days	0.28%
60 - 89 days	0.07%
90+ days	0.09%
Defaults*	Nil
Losses	Nil

*Defaults are also included in the 90+ days arrears category